UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2026

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	PB	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective July 1, 2026 (the “Closing Date”), Prosperity Bancshares, Inc. (“Prosperity” or the “Company”) completed its previously announced acquisition of Stellar Bancorp, Inc., a Texas corporation (“Stellar”), pursuant to the Agreement and Plan of Merger, dated as of January 27, 2026 (the “Merger Agreement”), by and between Prosperity and Stellar.

Pursuant to the Merger Agreement, Stellar merged with and into Prosperity (the “Merger”), with Prosperity continuing as the surviving corporation in the Merger. Immediately following the Merger, Stellar Bank, a Texas banking association and wholly owned subsidiary of Stellar, merged with and into Prosperity Bank, a Texas banking association and wholly owned subsidiary of Prosperity (the “Bank Merger” and together with the Merger, the “Transactions”), with Prosperity Bank continuing as the surviving bank in the Bank Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Stellar (“Stellar Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Prosperity or Stellar, was converted into the right to receive (i) 0.3803 shares of common stock (the “Exchange Ratio”), par value $1.00 per share, of Prosperity (“Prosperity Common Stock”), (ii) an amount in cash equal to $11.36 (the “Per Share Cash Consideration”) ((i) and (ii) together, the “Per Share Merger Consideration”) and (iii) cash in lieu of fractional shares.

Pursuant to the Merger Agreement, at the Effective Time:

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Stellar Stock Options. Each Stellar stock option with a per-share exercise price that was less than the Per Share Merger Consideration Value was cancelled and the holder of such cancelled stock option received (without interest) an amount in cash equal to the product of (A) the excess of the Per Share Merger Consideration Value over the stock option’s per-share exercise price, multiplied by (B) the number of shares of Stellar Common Stock subject to such stock option immediately prior to the Effective Time. Any Stellar stock option with a per-share exercise price that was equal to or greater than the Per Share Merger Consideration Value was cancelled for no consideration in respect thereof. “Per Share Merger Consideration Value” means the sum of (1) the Per Share Cash Consideration plus (2) the product of (x) the Exchange Ratio multiplied by (y) $71.44, which equaled the average closing sale price of Prosperity Common Stock for the 10 consecutive full trading days ending on and including the fifth trading day immediately preceding the Closing Date.

•

Stellar Restricted Stock Awards. Each outstanding restricted stock award in respect of Stellar Common Stock subject solely to service-based vesting, repurchase or other lapse restriction fully vested and was converted into the right to receive (without interest) the Per Share Merger Consideration.

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Stellar Performance Unit Awards. Each outstanding restricted unit award in respect of Stellar Common Stock subject to performance-based vesting (each, a “performance unit award”) fully vested and was converted into the right to receive (without interest) a cash payment equal to the product of (a) the Per Share Merger Consideration Value multiplied by (b) the number of shares of Stellar Common Stock subject to such performance unit award, with applicable performance deemed achieved at 100% of the target level (or, in the case of the performance unit awards granted in 2024, 200% of the target level).

The foregoing description of the Transactions and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Transaction was approximately $590 million in cash and 19 million shares of Prosperity Common Stock. The issuance of shares of Prosperity Common Stock in connection with the Transaction was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4, as amended (File No. 333-294882), filed by Prosperity with the Securities and Exchange Commission (the “Commission”), which was declared effective on April 21, 2026 (the “Registration Statement”). The proxy statement/prospectus included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Transactions, on the Closing Date, Prosperity assumed Stellar’s obligations with respect to approximately $2.17 billion in obligations issued by the Federal Home Loan Bank of Dallas to Stellar Bank.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors to the Boards of Directors of Prosperity

In accordance with the terms of the Merger Agreement, as of the Effective Time, the size of the board of directors of the Company (the “Board”) was increased to consist of a total of 16 directors, including the 14 directors of the Company as of immediately prior to the Effective Time and two former directors of Stellar. The two former directors of Stellar appointed by the Board, in each case effective as of the Effective Time, were Robert R. Franklin, Jr. and Joseph B. Swinbank. Mr. Franklin was appointed to serve as a Class I director and Mr. Swinbank was appointed to serve as a Class III director, each with a term expiring at the Company’s next annual meeting of shareholders.

Appointment of Vice Chairman to Prosperity and Prosperity Bank

Effective as of the Effective Time, Mr. Franklin was appointed to the position of Vice Chairman of Prosperity and Prosperity Bank. Mr. Franklin, 71, served as Executive Chairman and director of Stellar Bank and Chief Executive Officer and director of Stellar from 2022 until the Effective Time. Mr. Franklin also served as Chairman, President and Chief Executive Officer of CBTX, Inc. from 2013 until 2022. Mr. Franklin graduated from the University of Texas at Austin in 1977 with a B.B.A. in Finance.

On June 9, 2026, Prosperity entered into an Amended and Restated Employment Agreement with Mr. Franklin (the “Franklin Agreement”). Pursuant to the Franklin Agreement, Mr. Franklin will serve on the Board of Prosperity and as Vice Chairman of Prosperity Bank for a three-year term commencing at the Effective Time (the “Term”). During the Term, Mr. Franklin will receive an annual base salary of $1,120,187 and will be eligible to receive an annual bonus with a target opportunity equal to 175% of his base salary. Mr. Franklin will also be eligible to participate in Prosperity equity and/or other long-term compensation plans.

Shortly following the Effective Time, Prosperity will grant to Mr. Franklin an award of restricted stock consisting of 25,000 shares of Prosperity common stock (the “RSA Award”). The RSA Award will vest on third anniversary of the date of grant, subject to Mr. Franklin’s continued employment through such date, except as otherwise described below. In addition, Mr. Franklin will receive a signing bonus of $3,000,000, less applicable withholdings, payable on Prosperity Bank’s first regular payroll date following the Effective Time.

In the event of Mr. Franklin’s termination of employment without cause (other than due to death or disability) during the Term, and subject to his execution and non-revocation of a general release of claims and continued compliance with certain restrictive covenants, including confidentiality, noncompetition and nonsolicitation covenants, Mr. Franklin will be entitled to receive (i) a lump sum cash payment equal to his base salary for the remainder of the Term and (ii) immediate full vesting of the RSA Award. In addition, the RSA Award will fully vest upon Mr. Franklin’s earlier death.

The foregoing description of the Franklin Agreement is qualified in its entirety by reference to the Franklin Agreement, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Other than as described in this Item 5.02, there are no other arrangements or understandings between Mr. Franklin or Mr. Swinbank, on the one hand, and the Company, on the other hand, or any other person pursuant to which Mr. Franklin or Mr. Swinbank was appointed as a director of the Company or related party transactions between Mr.

Franklin or Mr. Swinbank, on the one hand, and the Company, on the other hand, that are required to be disclosed under Item 404(a) of Regulation S-K. Non-employee members of the Board will be compensated for such service as described in the proxy statement filed by Prosperity in connection with its 2026 annual meeting of shareholders on March 16, 2026 and in any information that Prosperity files with the Commission that updates or supersedes that information.

Item 8.01	Other Events.

On July 1, 2026, Prosperity issued a press release announcing the completion of the Transactions, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial information required by this Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 27, 2026, by and between Prosperity Bancshares, Inc. and Stellar Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 29, 2026)

10.1	Amended and Restated Employment Agreement, dated as of June 9, 2026, by and among Prosperity Bank, Stellar Bank and Robert Franklin, Jr.

99.1	Press Release, dated July 1, 2026

104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.

By:	/s/ Charlotte M. Rasche
Charlotte M. Rasche
Executive Vice President and General Counsel

Dated: July 1, 2026

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